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PRICING SUPPLEMENT NO. 3 DATED SEPTEMBER 26, 2002     FILED UNDER RULE 424(b)(3)
(TO PROSPECTUS DATED SEPTEMBER 13, 2002               FILE NO. 333-90316
AND PROSPECTUS SUPPLEMENT DATED SEPTEMBER 13, 2002)


                                 SLM CORPORATION
                           Medium Term Notes, Series A
                  Due 9 Months or Longer From the Date of Issue


--------------------------------------------- ----------------------------------------- --------------------------------------
Principal Amount:    $105,000,000             Floating Rate Notes:            |_|       Fixed Rate Notes: |X|

--------------------------------------------- ----------------------------------------- --------------------------------------
--------------------------------------------- ----------------------------------------- --------------------------------------
Original Issue Date:  October 1, 2002         Closing Date: October 1, 2002             CUSIP Number:     78442F AD0

---------------------------------------------                                           --------------------------------------
--------------------------------------------- ---------------------------- ------------ --------------------------------------
Maturity Date:       July 1, 2005             Option to Extend Maturity:   |X| No       Specified Currency:  U.S. Dollars

                                                                           |_| Yes
                                              If Yes, Final Maturity
                                              Date:
--------------------------------------------- ---------------------------- ------------ --------------------------------------


------------------------------------------------ -------------- ----------------------------------- --------------------------
Redeemable at the option of the Company:         |X| No         Redemption Price:                   Not Applicable.
------------------------------------------------ -------------- ----------------------------------- --------------------------
------------------------------------------------ -------------- ----------------------------------- --------------------------
                                                 |_| Yes        Redemption Dates:                   Not Applicable.
------------------------------------------------ -------------- ----------------------------------- --------------------------
------------------------------------------------ -------------- ----------------------------------- --------------------------
Repayment at the option of the Holder:           |X| No         Repayment Price:                    Not Applicable.
------------------------------------------------ -------------- ----------------------------------- --------------------------
------------------------------------------------ -------------- ----------------------------------- --------------------------
                                                 |_| Yes        Repayment Dates:                    Not Applicable.
------------------------------------------------ -------------- ----------------------------------- --------------------------

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


------------------------------------------------------------------------------------------------------------------------------
APPLICABLE TO FIXED RATE NOTES ONLY:

------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------- ---------------------------------------------------------------------
  Interest Rate:   2.90%                                 Interest Payment Dates:  Each January 1st and July 1st  during the term of the Notes, subject to following
                                                                                  business day convention, beginning
                                                                                  January 2, 2003.
-------------------------------------------------------- ---------------------------------------------------------------------
-------------------------------------------------------- ---------------------------------------------------------------------
  Interest Accrual Method:   30/360                      Interest Periods:        From and including the Closing Date,
                                                                                  or each January 1st or July 1st, as the
                                                                                  case may be, to and including the next
                                                                                  succeeding June 30th or December 31st,
                                                                                  as the case may be, with no adjustment
                                                                                  to period end dates for accrual purposes.

-------------------------------------------------------- ---------------------------------------------------------------------

Issue Price:               100%.

Agents' Commission:        0.207%.

Net Proceeds:              $104,782,650.00


                                          -------------------------------

                                                MERRILL LYNCH & CO.


                                                September 26, 2002

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Form:                      Book-entry.

Denominations:             $1,000 minimum and integral multiples of $1,000 in
                           excess thereof.

Trustee:                   JPMorgan Chase Bank, formerly known as The Chase
                           Manhattan Bank.

Agent: Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as underwriter in connection with this issuance.





  OBLIGATIONS OF SLM CORPORATION AND ANY SUBSIDIARY OF SLM CORPORATION ARE NOT
    GUARANTEED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES OF AMERICA.
      NEITHER SLM CORPORATION NOR ANY SUBSIDIARY OF SLM CORPORATION (OTHER
                   THAN STUDENT LOAN MARKETING ASSOCIATION) IS
                     A GOVERNMENT-SPONSORED ENTERPRISE OR AN
                INSTRUMENTALITY OF THE UNITED STATES OF AMERICA.